EXHIBIT 99.1

Actuant Raises 2004 Guidance, Reports 41% Increase in Second Quarter Diluted EPS Prior to Refinancing Charge

    MILWAUKEE--(BUSINESS WIRE)--March 17, 2004--Actuant Corporation (NYSE:ATU) today announced results for its second quarter ended February 29, 2004. Second quarter sales increased approximately 24% to $176.0 million compared to $142.1 million in the prior year. Current year results include those from Kwikee Products Company Inc. ("Kwikee") and Dresco B.V. ("Dresco"), which were acquired on September 3, 2003 and December 30, 2003, respectively. Excluding the acquisition impacts of Kwikee and Dresco and the favorable impact of foreign currency exchange rate changes on translated results, second quarter sales increased approximately 6%. Second quarter fiscal 2004 net earnings and diluted earnings per share ("diluted EPS") were $8.8 million and $0.35 per diluted share, respectively. Such results include the previously announced $2.3 million pre-tax charge ($1.5 million net of tax, or $0.06 per diluted share) attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004. Excluding this charge, second quarter fiscal 2004 net earnings and diluted EPS were $10.2 million and $0.41 per share, respectively. This compares favorably to prior year second quarter net earnings and diluted EPS of $7.1 million and $0.29 per diluted share, respectively, representing increases of 44% and 41%, respectively.
    Sales for the six months ended February 29, 2004 were $342.6 million, approximately 18% higher than the $290.0 million in the comparable prior year period. Excluding the impact of the Dresco and Kwikee acquisitions, as well as the impact of foreign currency rate changes on translated results, sales for the six-month period increased 3%. Net earnings for the six-months ended February 29, 2004 were $9.1 million, or $0.36 per diluted share, compared to $9.0 million, or $0.37 per diluted share for the comparable prior year period. The Company recorded net of tax special charges of $1.3 million, or $0.05 per diluted share, in the first quarter of fiscal 2003 related to the early extinguishment of debt and $4.7 million, or $0.19 per diluted share, related to litigation matters associated with businesses divested prior to the spin-off of APW Ltd. in July 2000. In addition, the Company recorded net of tax special charges of $9.8 million or $0.40 per diluted share, in the first quarter of fiscal 2004 and $1.5 million, or $0.06 per diluted share, in the current quarter, related to the early extinguishment of debt. Excluding all of these special charges, net earnings and diluted EPS for the first half of fiscal 2004 were $20.3 million and $0.82 per diluted share, compared to $15.0 million and $0.61 per diluted share, respectively, in the prior year.
    Commenting on the results, Robert C. Arzbaecher, President and CEO of Actuant, stated, "We are pleased with second quarter results, especially the 41% increase in diluted earnings per share before the refinancing charge. Earnings improved primarily as a result of higher sales, lower financing costs, improved economic conditions, and the continued weakening of the U.S. dollar. Additionally, we saw earnings contributions from both Kwikee and Dresco, which were acquired this fiscal year, as well as solid margins at Kopp, which was acquired last year.
    "Profit margins increased in all major operations other than automotive, which continued to be adversely impacted by inefficiencies and manufacturing variances resulting from the production start-ups of new convertible top platforms and the recent launch of production at our North America automotive plant. While these challenges continue, we are confident that we will see automotive margin improvement in the near future.
    "Actuant is off to a strong fiscal 2004 with first half diluted earnings per share before special charges of $0.82 per share, or 34% higher than last year. This exceeds our long-term goal of increasing earnings by 15-20% annually. Despite increases in commodity costs such as steel, plastic resin and copper, we are raising our previous sales and earnings estimates for fiscal 2004 to reflect our current outlook. We are projecting full year sales of $695-705 million, and diluted earnings per share excluding debt extinguishment charges of $1.75-1.85 per share. Based on today's exchange rates, we are expecting third quarter sales to be approximately $180-$185 million and diluted EPS of between $0.48-0.53 per share. Given our present cost structure, the future benefit of completed acquisitions and an improved economic outlook, Actuant is positioned for continued profitable growth."
    Fiscal 2004 second quarter sales in the Tools & Supplies segment were $103.6 million, or approximately 14% higher than last year's $90.7 million, primarily due to foreign currency rate changes and the impact of the Dresco acquisition. Excluding these factors, Tools & Supplies segment revenues were relatively unchanged, reflecting higher North American sales offset by lower European sales. Second quarter sales in the Engineered Solutions segment increased approximately 41% over the prior year to $72.5 million, reflecting higher shipments in all major markets, the Kwikee acquisition and the favorable impact of foreign currency. Excluding foreign currency rate changes and the impact of the Kwikee acquisition, segment sales increased 18%.
    Actuant's second quarter operating profit increased 26% from $16.0 million in 2003 to $20.2 million this year, reflecting 24% sales growth and higher overall profit margins. Second quarter EBITDA (earnings before interest, income taxes, depreciation, amortization and minority interest), before special charges, was $23.8 million, or 15% higher than the $20.6 million last year, reflecting sales growth and increased operating profit margins, offset by foreign currency transaction losses. EBITDA is a key financial metric of the Company and its investors in measuring performance prior to capitalization and income tax charges. (See attached supplemental schedule for calculation.)
    Total debt at February 29, 2004 was $231 million, compared to approximately $254 million at the beginning of the second quarter. The decline in debt resulted from strong second quarter operating cash flow and the approximate $15 million proceeds from the sale/leaseback of a German facility in December. Cash balances declined from approximately $33 million at the beginning of the quarter to $3 million at February 29, 2004, reflecting the use of approximately $32 million of cash to fund the Dresco acquisition. Liquidity remains strong with only $12 million of the Company's $250 million revolver drawn at quarter-end. Second quarter net financing costs declined 29% year-over-year due to lower interest rates on funded debt, primarily reflecting fewer 13% Senior Subordinated Notes outstanding compared to the prior year.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact on the economy of terrorist attacks and other geopolitical activity, continued market acceptance of the Company's new product introductions, the successful integration of business unit acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.
    Actuant, headquartered in Milwaukee, Wisconsin, is a diversified industrial company with operations in more than 20 countries. The Actuant businesses are leading companies in highly engineered position and motion control systems and branded tools. Products are offered under such established brand names as Dresco, Enerpac, Gardner Bender, Kopp, Kwikee, Milwaukee Cylinder, Nielsen Sessions, Power-Packer, and Power Gear.
    The Company will be conducting an investor conference call at 11:00 EST today to discuss second quarter results. For further information on Actuant and its business units, and to listen to today's conference call, visit the Company's website at www.actuant.com.


                         Actuant Corporation
                     Consolidated Balance Sheets
                        (Dollars in thousands)

                                              February 29, August 31,
                                                  2004        2003
                                              ------------ -----------
                                              (Unaudited)
ASSETS
Current assets
  Cash and cash equivalents                        $3,127      $4,593
  Accounts receivable, net                        102,000      81,825
  Inventories, net                                 82,530      67,640
  Deferred income taxes                            15,676      14,727
  Other current assets                              5,687       3,977
                                              ------------ -----------
    Total Current Assets                          209,020     172,762

Property, plant and equipment, net                 54,427      59,197
Goodwill                                          145,817     101,680
Other intangible assets, net                       24,036      19,521
Other long-term assets                             10,514       8,493
                                              ------------ -----------

    Total Assets                                 $443,814    $361,653
                                              ============ ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                            $2,188      $1,224
  Trade accounts payable                           57,360      53,045
  Accrued compensation and benefits                19,106      16,773
  Income taxes payable                             13,841      21,444
  Current maturities of long-term debt              4,120       8,918
  Other current liabilities                        42,430      40,753
                                              ------------ -----------
    Total Current Liabilities                     139,045     142,157

Long-term debt, less current maturities           225,066     159,692
Deferred income taxes                              11,808       8,841
Pension and postretirement benefit accruals        31,276      29,430
Other long-term liabilities                        30,263      29,042

Minority interest in net equity of
 consolidated affiliates                              161       4,117

Shareholders' equity
  Capital stock                                     4,730       4,702
  Additional paid-in capital                     (520,552)   (522,627)
  Accumulated other comprehensive income
   (loss)                                         (15,156)    (21,823)
  Stock held in trust                                (724)       (636)
  Deferred compensation liability                     724         636
  Retained earnings                               537,173     528,122
                                              ------------ -----------
    Total Shareholders' Equity (Deficit)            6,195     (11,626)
                                              ------------ -----------

Total Liabilities and Shareholders' Equity       $443,814    $361,653
                                              ============ ===========


                          Actuant Corporation
                  Consolidated Statements of Earnings
                (In thousands except per share amounts)
                              (Unaudited)


                      Three Months Ended         Six Months Ended
                   ------------------------- -------------------------
                   February 29, February 28, February 29, February 28,
                      2004         2003         2004         2003
                   ------------------------- -------------------------

Net Sales             $176,022     $142,099     $342,606     $289,957
Cost of Products
 Sold                  121,227       95,610      233,193      197,566
                   ------------------------- -------------------------
  Gross Profit          54,795       46,489      109,413       92,391

Selling,
 Administrative and
 Engineering
 Expenses               34,036       29,867       67,385       56,954
Amortization of
 Intangible Assets         587          593        1,134        1,220
                   ------------------------- -------------------------
  Operating Profit      20,172       16,029       40,894       34,217

Net Financing Costs      3,877        5,443        8,268       11,105
Charge for Early
 Extinguishment of
 Debt                    2,268            -       17,337        1,974
Litigation Charge
 associated with
 Divested
 Businesses                  -            -            -        7,300
Other (Income)
 Expense, net              638         (752)       1,091         (506)
                   ------------------------- -------------------------
  Earnings from
   Continuing
   Operations
   Before Income
  Taxes and
   Minority
   Interest             13,389       11,338       14,198       14,344

Income Tax Expense       4,660        4,025        4,943        5,092
Minority Interest,
 net of Income
 Taxes                     (29)         197          204          280
                   ------------------------- -------------------------

Net Earnings            $8,758       $7,116       $9,051       $8,972
                   ========================= =========================

Earnings per Share
    Basic                $0.37        $0.31        $0.38        $0.39
    Diluted               0.35         0.29         0.36         0.37

Weighted Average
 Common Shares
 Outstanding
    Basic               23,601       23,283       23,580       23,259
    Diluted             24,912       24,466       24,825       24,451


                          ACTUANT CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)

                                                Three Months Ended
                                             -------------------------
                                             February 29, February 28,
                                                 2004         2003
                                             ------------ ------------
Operating Activities
--------------------
Net earnings                                      $8,758       $7,116
Adjustments to reconcile net earnings to net
 cash provided by operating activities:
  Depreciation and amortization                    4,255        3,822
  Amortization of debt discount and debt
   issuance costs                                    468          367
  Write-off of debt discount and debt
   issuance costs in conjunction with early
   extinguishment of debt                          2,180           --
  (Benefit) provision for deferred income
   taxes                                          (1,036)         330
  Loss on disposal of assets                          67           --
  Changes in operating assets and
   liabilities, excluding the effects of the
   business acquisitions:
    Accounts receivable                            3,409        5,313
    Inventories                                    1,152        2,095
    Trade accounts payable                        (3,411)        (130)
    Other                                           (825)      (2,373)
                                             ------------ ------------
  Net cash provided by operating activities       15,017       16,540

Investing Activities
--------------------
Proceeds from sale of property, plant and
 equipment                                        14,601            5
Capital expenditures                              (3,016)      (3,158)
Cash paid for business acquisitions, net of
 cash acquired                                   (31,903)          --
                                             ------------ ------------
  Net cash used in investing activities          (20,318)      (3,153)

Financing Activities
--------------------
Extinguishment of senior secured credit
 agreement                                       (30,000)          --
Initial proceeds from senior credit agreement     30,000           --
Net repayments on revolving credit facilities
 and short-term borrowings                       (16,467)      (7,081)
Principal payments on term loans                  (6,968)      (8,804)
Debt issuance costs                               (1,123)          --
Other                                                249          446
                                             ------------ ------------
  Net cash used in financing activities          (24,309)     (15,439)

Effect of exchange rate changes on cash               45          180
                                             ------------ ------------

Net decrease in cash and cash equivalents        (29,565)      (1,872)

Cash and cash equivalents - beginning of
 period                                           32,692        3,799
                                             ------------ ------------

Cash and cash equivalents - end of period         $3,127       $1,927
                                             ============ ============


                          ACTUANT CORPORATION
                      SUPPLEMENTAL UNAUDITED DATA
                      (US dollars, in thousands)


                                          FISCAL 2003
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
SALES
  TOOLS & SUPPLIES
   SEGMENT                $92,014  $90,651  $91,386  $92,433 $366,484
  ENGINEERED SOLUTIONS
   SEGMENT                 55,844   51,448   55,803   55,814  218,909
                         ---------------------------------------------
    TOTAL REPORTED
     SALES               $147,858 $142,099 $147,189 $148,247 $585,393
                         =============================================

% SALES GROWTH
  TOOLS & SUPPLIES
   SEGMENT                   43.6%    45.4%    39.0%    37.2%    41.2%
  ENGINEERED SOLUTIONS
   SEGMENT                   13.8%    11.6%     2.8%     3.3%     7.6%
    TOTAL REPORTED
     SALES                   30.7%    31.0%    22.6%    22.1%    26.4%

OPERATING PROFIT
  TOOLS & SUPPLIES
   SEGMENT                $12,818  $12,224  $13,702  $13,417  $52,161
  ENGINEERED SOLUTIONS
   SEGMENT                  6,616    5,760    7,648    7,571   27,595
  CORPORATE / GENERAL      (1,246)  (1,955)  (1,957)  (1,813)  (6,971)
                         ---------------------------------------------
    TOTAL REPORTED
     RESULTS              $18,188  $16,029  $19,393  $19,175  $72,785
                         =============================================

OPERATING PROFIT %
  TOOLS & SUPPLIES
   SEGMENT                   13.9%    13.5%    15.0%    14.5%    14.2%
  ENGINEERED SOLUTIONS
   SEGMENT                   11.8%    11.2%    13.7%    13.6%    12.6%
    TOTAL (INCL.
     CORPORATE)              12.3%    11.3%    13.2%    12.9%    12.4%

EBITDA (1)
  TOOLS & SUPPLIES
   SEGMENT                $15,126  $14,454  $16,829  $15,746  $62,155
  ENGINEERED SOLUTIONS
   SEGMENT                  7,666    7,501    8,739    8,947   32,853
  CORPORATE / GENERAL (2)  (1,161)  (1,354)  (2,028)    (375)  (4,918)
                         ---------------------------------------------
    TOTAL RECURRING
     EBITDA                21,631   20,601   23,540   24,318   90,090
  OTHER ITEMS (3)          (9,274)       -      798        -   (8,476)
                         ---------------------------------------------
    TOTAL                 $12,357  $20,601  $24,338  $24,318  $81,614
                         =============================================

EBITDA %
  TOOLS & SUPPLIES
   SEGMENT                   16.4%    15.9%    18.4%    17.0%    17.0%
  ENGINEERED SOLUTIONS
   SEGMENT                   13.7%    14.6%    15.7%    16.0%    15.0%
    TOTAL RECURRING
     (INCL.  CORPORATE)      14.6%    14.5%    16.0%    16.4%    15.4%

OTHER FINANCIAL DATA
  DEPRECIATION &
   AMORTIZATION
  TOOLS & SUPPLIES
   SEGMENT                 $2,413   $2,433   $2,137   $2,380   $9,363
  ENGINEERED SOLUTIONS
   SEGMENT                  1,133    1,237    1,321    1,367    5,058
  CORPORATE / GENERAL         143      150      174      179      646
                         ---------------------------------------------
    TOTAL DEPRECIATION &
     AMORTIZATION          $3,689   $3,820   $3,632   $3,926  $15,067
                         =============================================

  OTHER INCOME
   (EXPENSE)
  TOOLS & SUPPLIES
   SEGMENT                  $(105)   $(203)    $990     $(51)    $631
  ENGINEERED SOLUTIONS
   SEGMENT                    (83)     504     (230)       9      200
  CORPORATE / GENERAL         (58)     451     (245)   1,259    1,407
                         ---------------------------------------------
    TOTAL REPORTED
     RESULTS                $(246)    $752     $515   $1,217   $2,238
                         =============================================



                                          FISCAL 2004
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
SALES
  TOOLS & SUPPLIES
   SEGMENT                $96,335 $103,554                   $199,889
  ENGINEERED SOLUTIONS
   SEGMENT                 70,249   72,468                    142,717
                         ---------------------------------------------
    TOTAL REPORTED SALES $166,584 $176,022       $-       $- $342,606
                         =============================================

% SALES GROWTH
  TOOLS & SUPPLIES
   SEGMENT                    4.7%    14.2%                       9.4%
  ENGINEERED SOLUTIONS
   SEGMENT                   25.8%    40.9%                      33.0%
    TOTAL REPORTED SALES     12.7%    23.9%                      18.2%

OPERATING PROFIT
  TOOLS & SUPPLIES
   SEGMENT                $14,361  $15,714                    $30,075
  ENGINEERED SOLUTIONS
   SEGMENT                  8,775    7,257                     16,032
  CORPORATE / GENERAL      (2,414)  (2,799)                    (5,213)
                         ---------------------------------------------
    TOTAL REPORTED
     RESULTS              $20,722  $20,172       $-       $-  $40,894
                         =============================================

OPERATING PROFIT %
  TOOLS & SUPPLIES
   SEGMENT                   14.9%    15.2%                      15.0%
  ENGINEERED SOLUTIONS
   SEGMENT                   12.5%    10.0%                      11.2%
    TOTAL (INCL.
     CORPORATE)              12.4%    11.5%                      11.9%

EBITDA (1)
  TOOLS & SUPPLIES
   SEGMENT                $16,668  $17,511                    $34,179
  ENGINEERED SOLUTIONS
   SEGMENT                  9,921    8,986                     18,907
  CORPORATE / GENERAL (2)  (2,386)  (2,709)                    (5,095)
                         ---------------------------------------------
    TOTAL RECURRING
     EBITDA                24,203   23,788        -        -   47,991
  OTHER ITEMS (3)         (15,069)  (2,268)                   (17,337)
                         ---------------------------------------------
    TOTAL                  $9,134  $21,520       $-       $-  $30,654
                         =============================================

EBITDA %
  TOOLS & SUPPLIES
   SEGMENT                   17.3%    16.9%                      17.1%
  ENGINEERED SOLUTIONS
   SEGMENT                   14.1%    12.4%                      13.2%
    TOTAL RECURRING
     (INCL.  CORPORATE)      14.5%    13.5%                      14.0%

OTHER FINANCIAL DATA
  DEPRECIATION &
   AMORTIZATION
  TOOLS & SUPPLIES
   SEGMENT                 $2,083   $2,261                     $4,344
  ENGINEERED SOLUTIONS
   SEGMENT                  1,666    1,805                      3,471
  CORPORATE / GENERAL         185      188                        373
                         ---------------------------------------------
    TOTAL DEPRECIATION &
     AMORTIZATION          $3,934   $4,254       $-       $-   $8,188
                         =============================================

  OTHER INCOME (EXPENSE)
  TOOLS & SUPPLIES
   SEGMENT                   $224    $(464)                     $(240)
  ENGINEERED SOLUTIONS
   SEGMENT                   (520)     (76)                      (596)
  CORPORATE / GENERAL        (157)     (98)                      (255)
                         ---------------------------------------------
    TOTAL REPORTED
     RESULTS                $(453)   $(638)      $-       $-  $(1,091)
                         =============================================


(1) Segment EBITDA = segment operating profit + segment depreciation & amortization + segment other income (expense)

(2) Corporate / general EBITDA in the fourth quarter of fiscal 2003 includes a $1.2 million foreign currency gain recognized upon substantial liquidation of a Mexican subsidiary.

(3) First quarter 2003 other items include a $2.0 million charge related to the early redemption of debt and a $7.3 million charge related to litigation for business units divested prior to the July 31, 2000 spin-off. Third quarter 2003 other items represents an $0.8 million reversal of a portion of the $7.3 million first quarter charge for the favorable settlement of such litigation. First quarter 2004 other items represents charges related to the early redemption of debt. Second quarter 2004 other items represents the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.


    CONTACT: Actuant Corporation
             Andrew Lampereur, 414-352-4160